Exhibit 4.2

CAPNIA, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 20, 2008

TABLE OF CONTENTS

(continued)

Schedules:

Page
A	-	Schedule of Investors	S-3
B	-	Schedule of Common Holders	S-3
C	-	Notice and Waiver/Election of Right of First Refusal	S-4

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of March 20, 2008, by and among CAPNIA, INC., a Delaware corporation (the “Company”), the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”) and certain holders of Common Stock listed on Schedule B hereto (each, a “Common Holder” and collectively, the “Common Holders”). This Agreement amends, supersedes and replaces the Company’s Amended and Restated Investors’ Rights Agreement, dated October 23, 2006 (the “Prior Agreement”).

R E C I T A L S

WHEREAS, certain of the Holders (the “Existing Holders”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and/or shares of Common Stock issuable upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to the Prior Agreement;

WHEREAS, the Existing Holders are holders of at least at least two-thirds (2/3) of the outstanding Registrable Securities as of immediately before the date hereof (the “Majority Investors”), and desire to terminate the Prior Agreement and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company and certain Holders are parties to the Company’s Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, certain of the Holders’ obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Majority Investors and the Company.

NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Board” means the Company’s Board of Directors.

(d) The term “Common Stock” means the common stock of the Company.

(e) The term “Conversion Stock” shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

(f) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13; provided, however, a Common Holder shall not be consider a Holder for the purposes of Sections 1.2, 1.6, 1.11, 1.12, and 1.14.

(h) The term “Preferred Stock” means the preferred stock of the Company.

(i) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) The term “Registrable Securities” means (i) the Conversion Stock, (ii) the Common Stock issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2 or 1.12, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that the term “Registrable Securities” shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned and provided further that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

(k) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(l) The term “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(m) The term “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(n) The term “SEC” shall mean the United States Securities and Exchange Commission.

(o) The term “Shares” shall mean the (i) shares of the Company’s Preferred Stock, (ii) shares of the Company’s Common Stock issued or issuable upon exercise of Stock Purchase Warrants issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated as of September 7, 2002, as amended (the “First Bridge Loan Agreement”), (iv) shares of the Company’s Series B Preferred Stock issued or issuable upon exercise of Stock Purchase Warrants issued pursuant to the First Bridge Loan Agreement and that certain Convertible Note and Warrant Purchase Agreement dated as of July 11, 2003, and (v) shares of the Company’s Common Stock issued or issuable upon exercise of Stock Purchase Warrants issued in connection with those certain Convertible Promissory Notes dated as of March 29, 2004.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) three (3) years from the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to employee benefit or similar plans or a registration statement relating to a Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company effect a registration under the Act with respect to at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering proceeds, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall (1) give written notice of such request to all Holders within ten (10) calendar days of the date such request is given and (2) use its best efforts to effect as soon as practicable (and in any event within sixty (60) calendar days of the date such request is given) the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty (20) calendar days of the date the Company’s notice referred to in this subsection 1.2(a) is given.

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 1.2 a certificate signed by the Company’s President stating that, in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Initiating Holders is given; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected one (1) registration pursuant to Section 1.2(a)(i) above and such registration has been declared or ordered effective;

(ii) after the Company has effected two (2) registrations pursuant to Section 1.2(a)(ii) above and such registrations have been declared or ordered effective;

(iii) during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date six (6) months after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account to which Section 1.3 applies; provided that the Company is actively employing its commercially reasonable efforts to cause such registration statement to be effective;

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

1.3 Company Registration.

(a) If the Company proposes to register any of its stock or other securities either for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than (i) pursuant to Section 1.2 or 1.12, (ii) a registration relating solely to employee benefit or similar plans or (iii) a registration relating to a Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) calendar days of the date such notice is given, the Company shall, subject to the provisions of Section 1.8, include in the registration all of the Registrable Securities that each such Holder has requested to be registered.

(b) If the Company proposes such a registration described in subsection 1.3(a), each Common Holder shall be entitled to include any of his or her shares of Registrable Securities in any such registration only if the Common Holder who chooses to include any of his or her Registrable Securities in such registration continues to serve the Company as an employee or director on the effective date of the registration statement relating to such registration.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to thirty (30) calendar days or any less period of time in the event the distribution described in the registration statement has been completed;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) Use its best efforts to cause to be furnished, at the request of at least a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.12(d)(ii), whichever is applicable.

1.6 Expenses of Demand Registration. For a maximum of two (2) registrations pursuant to Section 1.2, all expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company (including the reasonable and customary fees and disbursements of one counsel for the selling Holders) shall be borne by the Company up to a maximum of $25,000 per registration; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the

Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that, if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one demand registration pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company (including the reasonable and customary fees and disbursements of one counsel for the selling Holders), but excluding underwriting discounts and commissions relating to Registrable Securities, up to a maximum of $25,000 per registration.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of Registrable Securities held by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced unless the securities of all other selling stockholders included in the offering are first reduced, (ii) the amount of securities of the selling Holders who are Investors included in the offering be reduced unless the securities of all the selling Holders who are Common Holders included in the offering are first reduced, (iii) the amount of securities of the selling Holders who are Investors included in the offering be reduced unless the securities of the Common Holders are first reduced, or (iv) the amount of securities of the selling Holders who are Investors included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case such Holders may be excluded entirely if the underwriters make the determination described above and if the securities of all other selling stockholders are excluded entirely. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state securities law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Holder be required to contribute an amount in excess of the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under Securities Exchange Act of 1934. With a view to making available the benefits of certain rules and regulations of the SEC, including Rule 144, that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration.

(a) Subject to the conditions of this Section 1.12, if the Company shall receive from at least thirty percent (30%) of the Holders of the Registrable Securities then outstanding a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company’s notice referred to in clause (a) of this sentence is given.

(b) If the Holders requesting registration pursuant to this Section 1.12 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in clause (a) of Section 1.12(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders requesting registration shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the underwriting, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holder(s) requesting a registration pursuant to this Section 1.12 a certificate signed by the Company’s President stating that, in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Holder(s) requesting a registration pursuant to this Section 1.12 is given; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.12:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12;

(iv) during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account to which Section 1.3 applies; provided that the Company is actively employing its best efforts to cause such registration statement to be effective; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e) For a maximum of five (5) registrations pursuant to this Section 1.12, all expenses incurred in connection with a registration requested pursuant to this Section 1.12 (other than underwriting discounts and commissions but including the reasonable and customary fees and disbursements of one counsel for the Holders), including (without limitation) all registration, filing, and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.12 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one (1) registration pursuant to this Section 1.12; provided further, however, that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one (1) registration pursuant to Section 1.12. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

1.13 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned, but only with all related obligations, by a Holder to a transferee or assignee who acquires from such Holder at least 500,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) of Registrable Securities or all of the Registrable Securities held by such transferring Holder; provided that (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.15 and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the foregoing, (i) the rights to cause the Company to register Registrable Securities pursuant to this Section 1 may not be assigned by a Common Holder and (ii) assignments may be made without obtaining the minimum number of shares of Registrable Securities noted above if the assignment is to a partner, affiliate, member, stockholder, parent, child or spouse of the Holder or to the Holder’s estate.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration upon terms that are more favorable to such holder or prospective holder than the terms on which the Holders may include shares in such registration or (b) to make a demand registration that could result in such registration statement being declared effective prior to the dates set forth in Section 1.2(a) or within one hundred twenty (120) calendar days of the effective date of any registration effected pursuant to Section 1.2.

1.15 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering or first secondary public offering, as applicable, and ending on the date specified by the Company and the managing underwriter (such period not to initially exceed one hundred eighty (l80) calendar days and as may be extended for up to two additional 17 day periods) (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The foregoing covenants shall apply to the Company’s initial public offering of equity securities and to the Company’s first secondary public offering of equity securities, but it shall not apply to the sale of any shares by a Holder to an underwriter pursuant to an underwriting agreement. Each Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of the covenants in this Section 1.15 and shall have the right, power and authority to enforce such covenants as though they were a party hereto. Any release from the Lock-Up Period shall be on a pro rata basis based upon the number of

Registrable Securities held; provided, however, that one or more selective releases from the Lock-Up Period not on a pro rata basis may be made with the written consent of the Holders of a majority of the Registrable Securities not so released.

1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) four (4) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public in which the public offering price (prior to underwriter’s discounts or commissions and offering expenses) exceeds $2.10 per share for the Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events) and the aggregate gross proceeds raised exceeds $30,000,000 (“Qualified IPO”) or (ii) as to any Holder, such time at which all Registrable Securities held by such Holder can be sold in any three-month period without registration in compliance with Rule 144.

2. Covenants of the Company to the Investors.

2.1 Information Rights. The Company shall deliver to each Investor who continues to hold at least five percent (5%) of the Company’s Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations):

(a) as soon as practicable, but in any event within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, or such longer period as may be approved by the Board, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”), all in reasonable detail and audited by independent public accountants of national standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with GAAP, all in reasonable detail and a comparison of the quarter’s results with those projected by the Company’s business plan;

(c) as soon as practicable, but in any event within thirty (30) calendar days after the end of each month, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for each such month, that fairly present the financial condition of the Company in all material respects (which monthly financial statements may or may not be prepared in accordance with GAAP);

(d) as soon as practicable, but in any event thirty (30) calendar days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis,

including balance sheets and income statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e) as soon as practicable, but in any event fifteen (15) calendar days prior to the end of each fiscal year, a business plan (including head count projections, sales projections and financial statement projections) for the next four (4) fiscal quarters.

2.2 Visitation and Inspection. The Company shall permit each Investor who continues to hold at least five percent (5%) of the Company’s Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers in good faith to be a trade secret or similar confidential information unless the Investor agrees to sign a confidentiality agreement containing customary terms. The provisions of this Section 2.2 shall not be in limitation of any rights which any Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor who continues to hold at lease five percent (5%) of the Company’s Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), a right of first offer to purchase its Pro Rata Share (as hereinafter defined for the purpose of this Section 2.3) (in whole or in part) with respect to future sales by the Company of its Future Shares (as hereinafter defined). For purposes of this Section 2.3, an Investor’s “Pro Rata Share” of Future Shares shall be a fraction, the numerator of which is the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor and the denominator of which is the total number of shares of the Company’s Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Future Shares”), the Company shall first make an offering of such Future Shares to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to each of the Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Future Shares.

(b) Each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such Future Shares and to indicate whether such Investor desires to exercise its over-allotment option by notifying the Company in writing in substantially the form attached hereto as Schedule C within fifteen (15) calendar days from the date the Notice is given by the Company, and thereafter, each Investor shall purchase its Pro Rata Share of such Future Shares and any additional shares in connection with the exercise of its over-allotment option, if applicable, within thirty (30) calendar days from the date the Notice is given.

(c) To the extent that Future Shares are not obtained by the Investors and over-allotment rights are not exercised, if any, as provided in subsection (b) above, the Company may, during the ninety (90) calendar days following the expiration of the period provided in subsection (b) above, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided in this Section 2.3 shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to “Additional Shares” (as such term is defined in the Company’s then current Certificate of Incorporation).

2.4 Other Covenants.

(a) Proprietary Information and Inventions Assignment Agreement. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions assignment agreement in the form approved by the Company’s counsel and acceptable to the Investors.

(b) Board of Directors. The Board shall meet at least quarterly, unless the Board, including at least one of the directors nominated by the holders of the Preferred Stock, agrees to meet less frequently. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof, or otherwise incurred in the course of performing his or her duties as a director of the Company.

(c) Employee and Other Stock Arrangements. Each acquisition of any shares of the Company’s capital stock or any option or right to acquire any shares of the Company’s capital stock by an employee or officer of the Company will be conditioned upon the execution and delivery by the Company and such employee or officer of an agreement substantially in the form approved by the Board. Unless otherwise determined by the Board, including a majority of those directors elected by the holders of Preferred Stock, any such option or right to acquire shares of the Company’s capital stock shall vest at the rate of one-fourth ( 1⁄4th) of the shares granted after one year from the date of grant or the commencement of employment or service to the Company and one forty-eighth (1/48th) of the total number of shares granted monthly thereafter. Unless otherwise determined by the Board, any stock sold shall be subject to the Company’s right to repurchase such stock at its original purchase price and such stock shall vest on the same schedule as set forth in the preceding sentence.

2.5 Confidentiality, Assignment and Termination of Covenants.

(a) Confidentiality. Each Investor receiving information under the covenants set forth in Sections 2.1 and 2.2 hereby agrees to hold in confidence all information so provided; provided, however, that notwithstanding the foregoing, the Investors may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company’s business in their reports to their limited partners.

(b) Assignment. The covenants set forth in Sections 2.1, 2.2 and 2.3 may be assigned or transferred, but only with all related obligations, by an Investor to an assignee or transferee who acquires such number of shares of Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) which would be convertible from at least five percent (5%) of the Company’s Preferred Stock from such transferring Investor.

(c) Termination. The covenants set forth in Sections 2.1, 2.2, 2.3 and 2.4 shall terminate as to all Investors and be of no further force or effect upon the earlier to occur of (i) the closing of the Company’s initial underwritten public offering of its securities to the general public pursuant to an effective registration statement filed by the Company under the Act or (ii) the closing of the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization) in which outstanding shares of the Company are exchanged for or converted into securities or other consideration issued, or caused to be issued, by the acquiring entity or its affiliate, but excluding any transaction effected primarily for the purpose of changing the Company’s state of incorporation, and the covenants set forth in Sections 2.1 and 2.2 shall terminate as to all Investors and be of no further force or effect upon the date upon which the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

3. Legend. Each certificate representing the shares of Common Stock and/or Preferred Stock held by the Investors and by the Common Holders shall be endorsed with the following legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING A 180-DAY MARKET STANDOFF RESTRICTION, OF A CERTAIN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATION.”

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate theretofore represented by a certificate carrying the Legend.

4. Miscellaneous

4.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

4.2 Waivers and Amendments. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding at least two-thirds (2/3) of the Registrable Securities then outstanding (excluding any Registrable Securities held by the Common Holders); provided, however, that in the event such termination, amendment or waiver adversely affects the rights or obligations of the Common Holders under Section 1 in a different manner than all of the Investors, such termination, amendment or waiver shall also require the written consent of the holders of at least a majority of the Common Stock then held by the Common Holders then employed by or serving as a director to the Company. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. Upon a Subsequent Closing with an investor as provided for in the Purchase Agreement, such investor shall become a party to this Agreement as an “Investor” upon the Company’s receipt from such investor of an executed counterpart signature page to this Agreement and no further consent from the holders of the Registrable Securities shall be required.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

4.5 Termination of Prior Agreement. Pursuant to Section 4.2 of the Prior Agreement, the Majority Investors hereby agree to terminate the Prior Agreement on behalf of all Holders under the Prior Agreement and replace the Prior Agreement on behalf of all such Holders with this Agreement, and any such Holder who does not sign this Agreement shall be bound by the terms and conditions of this Agreement pursuant to Section 4.2 of the Prior Agreement as if such a Holder had signed this Agreement.

4.6 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier or sent by recognized express courier (a) if to an Investor, at such Investor’s address set forth on

Schedule A, or at such other address as such Investor may designate by ten (10) days’ advance written notice to the other parties hereto, (b) if to a Common Holder at such Common Holder’s address set forth on the signature page to this Agreement, or at such other address as such Common Holder may designate by ten (10) days’ advance written notice to other parties hereto or (c) if to the Company, to its address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address as the Company may designate by ten (10) days’ advance written notice to other parties hereto. All such notices and other communications shall be deemed given upon personal delivery or one business day (five business days for international) after delivery to the express courier, properly addressed and fees prepaid.

4.7 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provisions were so excluded, and shall be enforceable in accordance with its terms.

4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under Section 1. For purposes of the foregoing, any shares of Registrable Securities held by a Holder that (X) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or stockholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder and (Y) is an individual shall be deemed to include shares held by (i) the estate of such individual or (ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

<signature page follows>

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day, month and year first set forth above.

“Company”

Capnia, Inc.

By:	/s/ Ernest Mario
Ernest Mario,
President and Chief Executive Officer

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day, month and year first set forth above.

“Common Holder”

/s/ Ernest Mario
Ernest Mario

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

BIOTECHNOLOGY DEVELOPMENT FUND, IV, L.P., a Delaware limited partnership

By: BioAsia Investments IV, LLC, its General Partner

/s/ Edger G. Engleman
(Signature of individual investor or individual signing for entity)

Edger G. Engleman
(Please print name of investor)

Managing Member
(If signing on behalf of an entity, print your title)

BIOTECHNOLOGY DEVELOPMENT FUND IV AFFILIATES, L.P., a Delaware limited partnership

By: BioAsia Investments IV, LLC, its General Partner

/s/ Edger G. Engleman
(Signature of individual investor or individual signing for entity)

Edger G. Engleman
(Please print name of investor)

Managing Member
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

BDF IV ANNEX FUND, LP, a Delaware limited partnership

By: BioAsia Investments IV, LLC, its General Partner

/s/ Edger G. Engleman
(Signature of individual investor or individual signing for entity)

Edger G. Engleman
(Please print name of investor)

Managing Member
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

VIVO VENTURES FUND V, L.P., a Delaware limited partnership

By: Vivo Ventures V, LLC, its General Partner

/s/ Edger G. Engleman
(Signature of individual investor or individual signing for entity)

Edger G. Engleman
(Please print name of investor)

Managing Member
(If signing on behalf of an entity, print your title)

VIVO VENTURES FUND AFFILIATES V, L.P., a Delaware limited partnership

By: Vivo Ventures V, LLC, its General Partner

/s/ Edger G. Engleman
(Signature of individual investor or individual signing for entity)

Edger G. Engleman
(Please print name of investor)

Managing Member
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

TEKNOINVEST VIII KS

/s/ Bjorn Bjora
(Signature of individual investor or individual signing for entity)

Bjorn Bjora
(Please print name of investor)

General Manager
(If signing on behalf of an entity, print your title)

TEKNOINVEST VIII B (GP) AS

/s/ Bjorn Bjora
(Signature of individual investor or individual signing for entity)

Bjorn Bjora
(Please print name of investor)

General Manager
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

JOHN MACK, an individual

/s/ John Mack
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

ERNEST MARIO, an individual

/s/ Ernest Mario
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

ASSET MANAGEMENT PARTNERS

/s/ Franklin P. Johnson, Jr.
(Signature of individual investor or individual signing for entity)

(Please print name of investor)

(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

A. MORRIS WILLIAMS, JR., an individual

/s/ A. Morris Williams, Jr.
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

ROBERT K. STEEL, an individual

/s/ Robert K. Steel
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

TRIREMES 16 LLC

/s/ Anastasios Parafestas
(Signature of individual investor or individual signing for entity)

Anastasios Parafestas
(Please print name of investor)

Manager of Spinnaker Capital 2007 GP LLC, its
Managing Member
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SHALAVI IRREVOCABLE TRUST UAD 12/16/99 FBO ALEXANDER SHALAVI

/s/ John Shalavi
(Signature of individual investor or individual signing for entity)

John Shalavi
(Please print name of investor)

Trustee
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SHALAVI IRREVOCABLE TRUST UAD 12/16/99 FBO GINA SHALAVI

/s/ John Shalavi
(Signature of individual investor or individual signing for entity)

John Shalavi
(Please print name of investor)

Trustee
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

CLYDE D. WAGNER LIVING TRUST DATED JUNE 6, 2001

/s/ CLYDE D. WAGNER
(Signature of individual investor or individual signing for entity)

CLYDE D. WAGNER
(Please print name of investor)

Trustee
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SHIFTEH KARIMI WAGNER LIVING TRUST DATED JUNE 6, 2001

/s/ Shifteh K Wagner
(Signature of individual investor or individual signing for entity)

Shifteh K Wagner
(Please print name of investor)

Trustee
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

RON HAAK, an individual

/s/ Ron Haak
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

WS INVESTMENT COMPANY, LLC (2008A)

/s/ Michael Danaher
(Signature of individual investor or individual signing for entity)

(Please print name of investor)

(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

WS INVESTMENT COMPANY, LLC (2008D)

/s/ Michael Danaher
(Signature of individual investor or individual signing for entity)

(Please print name of investor)

(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

JAMES R. BUTLER LIVING TRUST

/s/ James R. Butler
(Signature of individual investor or individual signing for entity)

James Butler
(Please print name of investor)

(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SHEILA C. BUTLER LIVING TRUST

/s/ Sheila C. Butler
(Signature of individual investor or individual signing for entity)

Sheila C. Butler
(Please print name of investor)

(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

GRAHAM K. CROOKE, an individual

/s/ Graham Crooke
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

FRANKLIN P. JOHNSON, JR., an individual

/s/ Bennett S. Dubin, attorney in fact
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

BENNETT S. DUBIN, an individual

/s/ Bennett Dubin
(Signature)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

HADAR CARS AB

/s/ Hadar Cars
(Signature of individual investor or individual signing for entity)

Hadar Cars
(Please print name of investor)

Chairman
(If signing on behalf of an entity, print your title)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

MARTIN KATZ, an individual

/s/ Martin Katz
(Signature of individual investor or individual signing for entity)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

STEINAR J. ENGELSEN, an individual

/s/ Steinar J. Engelsen
(Signature of individual investor or individual signing for entity)

Capnia, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

SCHEDULE A

Schedule of Investors

(intentionally omitted)

S-3

SCHEDULE B

Schedule of Common Holders

(intentionally omitted)

S-3

SCHEDULE C

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended and Restated Investors Rights Agreement dated as of                      (the “Agreement”):

Waiver of 15 Days’ Notice Period in Which to Exercise Right of First Offer: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 15-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

Issuance and Sale of Future Shares: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the Future Shares.

( )	ELECT TO PARTICIPATE in $ [PLEASE PROVIDE AMOUNT] in Future Shares proposed to be issued by the Company, representing less than my pro rata portion of the aggregate of [$ ] in Future Shares being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in Future Shares proposed to be issued by the Company, representing my full pro rata portion of the aggregate of $ in Future Shares being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $ in Future Shares being made available in the financing and, to the extent available, the greater of (x) an additional $ [PLEASE PROVIDE AMOUNT] or (y) my pro rata portion of any remaining investment amount available in the event other do not exercise their full rights of first refusal with respect to the $ in Future Shares being offered in the financing.

Date: , 20

Signature of Stockholder or Authorized
Signatory

Title, if applicable

This is neither a commitment to purchase nor a commitment to issue the Future Shares described above. Such issuance can only be made by way of definitive documentation related to such issuance. The Company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

S-4